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                                                                    Exhibit 23.1



                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS



   As independent public accountants, we hereby consent to the incorporation by reference in this Registration Statement of Nitinol Medical Technologies, Inc., on Form S-8 of our report dated February 17, 1997 included in Nitinol Medical Technologies, Inc.'s Annual Report on Form 10-K for the year ended December 31, 1996 and to all references to our firm included in this Registration Statement.


                                            /S/ Arthur Andersen LLP

                                            ARTHUR ANDERSEN LLP

Boston, Massachusetts
July 21, 1997